UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

Personalis, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38943	27-5411038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Dumbarton Circle Fremont, California		94555
(Address of Principal Executive Offices)		(Zip Code)

(650) 752-1300

Registrant’s Telephone Number, Including Area Code

1330 O’Brien Drive

Menlo Park, California 94025

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PSNL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)(c)(e)

On December 9, 2022, John West, co-founder, Chief Executive Officer and member of the board of directors (the “Board”) of Personalis, Inc. (the “Company”) notified the Company of his decision to retire as Chief Executive Officer and as a director of the Company, effective as of December 31, 2022. The Board will immediately initiate a search to recruit a successor. The Board has appointed Aaron Tachibana, the Company’s Chief Financial Officer, to serve as interim Chief Executive Officer and Christopher Hall, the Company’s SVP and Head, Diagnostics Business, to serve as President, each effective December 31, 2022. Mr. West will continue to serve as an advisor to the Board.

Any potential changes to Mr. Tachibana’s and Hall’s compensation in connection with the executive transition have not yet been determined at the time of this filing.

Mr. Tachibana, age 62, has served as the Company’s Chief Financial Officer since March 2019; in July 2021, he was promoted Senior Vice President and Chief Financial Officer. From August 2015 to September 2018, Mr. Tachibana served as Chief Financial Officer at Lumentum Holdings Inc., a designer and manufacturer of optical and photonic products. From November 2013 to July 2015, Mr. Tachibana served as Vice President, Finance and Corporate Controller at JDS Uniphase Corp., subsequently renamed Viavi Solutions Inc., a network test, measurement, and assurance technology company. From March 2010 to October 2013, Mr. Tachibana served as Chief Financial Officer at Pericom Semiconductor Corp., a supplier of high-performance connectivity and timing solutions. Mr. Tachibana holds a B.S. in Business Administration and Finance from San Jose State University.

Mr. Hall, age 54, has served as the Company’s SVP and Head, Diagnostics Business since October 2022. From October 2020 to July 2022, he served as Chief Executive Officer of Naring Health, Inc., a multi-omics platform and nutrition company. From March 2010 to July 2019, Mr. Hall served as President, Chief Operating Officer, and Chief Commercial Officer at Veracyte, Inc., a publicly-traded genomic diagnostics company. Mr. Hall also previously served as Chief Business Officer for Berkeley HeartLab, Celera Corporation’s cardiovascular diagnostic lab. Mr. Hall holds a B.A. in Political Science and Economics from DePauw University and a M.B.A. from Harvard Business School.

On December 14, 2022, the Company and Mr. West entered into a separation agreement (the “Separation Agreement”) pursuant to which Mr. West will be entitled to receive, subject to Mr. West’s execution and non-revocation of a customary release of claims in favor of the Company, (i) the severance benefits he would have been entitled to receive under his First Amended and Restated Executive Severance Agreement with the Company, dated February 23, 2022, in the case of a termination without cause or a resignation for good reason, and (ii) extended exercisability of his vested stock options until December 31, 2023.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Separation Agreement, dated December 14, 2022, between the Company and John West

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2022	Personalis, Inc.

	By:	/s/ Aaron Tachibana
Aaron Tachibana
Chief Financial Officer